EXHIBIT 10.8

SETTLEMENT AND AMENDMENT AGREEMENT

OXFORD MEDIA, INC.
and
OXFORDSVI, INC.

and

SVI HEALTHCARE, INC.
and
MARSHA S. AND JAY M. GLAZER
and
THE MARITAL TRUST UNDER THE RICHARD L. OWENS
TRUST DATED NOVEMBER 24, 1992
and
ANDREW RUBENSTEIN

_____________, 2007

SETTLEMENT AND AMENDMENT AGREEMENT

I

PARTIES

THIS SETTLEMENT AND AMENDMENT AGREEMENT (the “Agreement”) is entered into as of the day of ____________, 2007 (the “Effective Date”), by and between OXFORD MEDIA, INC., a Nevada corporation (“OXMI”); and, OXFORDSVI, INC. (formerly known as SVI HOTEL CORPORATION), an Illinois corporation (“OxfordSVI”); and, SVI HEALTHCARE, INC. (formerly known as SVI SYSTEMS, INC.), an Illinois corporation (“Healthcare”); MARSHA S. and JAY M. GLAZER (collectively “Glazer”); THE MARITAL TRUST UNDER THE RICHARD L. OWENS TRUST DATED NOVEMBER 24, 1992 (“Owens Trust”); and ANDREW RUBENSTEIN (“Rubenstein”). Glazer, Owens Trust, and Rubenstein are sometimes collectively referred to herein as the “SVI Sellers”, and each individually as an “SVI Seller”. The SVI Sellers and Healthcare are sometimes collectively referred to herein as the “SVI Parties”, and each individually as an “SVI Party”. OXMI and OxfordSVI are sometimes collectively referred to herein as the “Oxford Parties”, and each individually as an “Oxford Party”. The Oxford Parties and the SVI Parties are sometimes referred to collectively herein as the “Parties”, and each individually as a “Party”.

II

RECITALS

A.            OXMI and Healthcare previously entered into that certain Stock Purchase Agreement dated July 19, 2006 (the “Stock Purchase Agreement”), under which OXMI acquired all of the issued and outstanding shares of stock of OxfordSVI.

B.            In connection with the Stock Purchase Agreement, OXMI issued a series of promissory notes in favor of the SVI Sellers, collectively represented by six (6) promissory notes in the total original principal balance of $2,450,000 (collectively, the “SVI Notes”).

C.            Pursuant to and in satisfaction of a condition of the Stock Purchase Agreement, OxfordSVI and Healthcare entered into that certain Services and Support Agreement dated July 20, 2006 (the “Services Agreement”).

D.            Pursuant to and in satisfaction of a condition of the Stock Purchase Agreement, OxfordSVI and Healthcare entered into that certain Sublease Agreement dated July 20, 2006 (the “Sublease”).

E.            Pursuant to and in satisfaction of a condition of the Stock Purchase Agreement, the SVI Sellers were granted warrants to acquire a total of one million (1,000,000) shares of OXMI common stock (collectively, the “Warrants”).

F.            All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Stock Purchase Agreement, the Services Agreement, and the Sublease, as applicable.

G.            The Oxford Parties believe that OXMI is entitled to certain offsets under the Stock Purchase Agreement and that OXMI does not owe any monies under any of the SVI Notes. The SVI Parties believe that no such offsets are available and that monies are currently due and owing under the SVI Notes.

H.            The Oxford Parties believe that OxfordSVI is entitled to certain offsets under the Services Agreement and the Sublease. The SVI Parties believe that no such offsets are available under the Services Agreement or the Sublease.

I.             This Agreement is to specifically encompass all of the claims and related factual and legal circumstances noted above (collectively referred to as the “Disputes”), as well as to reflect certain aspects of the Parties’ relationship relating to a pending recapitalization of the Oxford Parties.

J.             All Parties are desirous of settling the Disputes and releasing each other from all liability related to the Disputes provided the terms and conditions outlined below are satisfied.

K.            NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

III

RELEASE

3.1           Mutual Release. In consideration of the execution of this Agreement, the satisfaction of the terms and conditions of this Agreement, and other good and valuable consideration, the receipt and value of which is hereby confirmed, effective as of the Effective Date, the Oxford Parties, and each of them, hereby fully, finally, and forever settle and release the SVI Parties and their respective directors, officers, shareholders, affiliates, attorneys, agents, successors and assigns, and the SVI Parties, and each of them, hereby fully, finally, and forever settle and release the Oxford Parties and their respective directors, officers, shareholders, affiliates, attorneys, agents, successors and assigns, from any and all claims, losses, fines, penalties, damages, demands, judgments, debts, obligations, interests, liabilities, causes of action, breaches of duty, costs, expenses, judgments and injunctions of any nature whatsoever, whether known or unknown, from all relationships between the Parties, specifically including, but not limited to, the Disputes as of the Effective Date and specifically including, but not limited to, any claims or defenses arising out of the Stock Purchase Agreement as of the Effective Date (cumulatively referred to as the “Released Claims”). The Released Claims shall expressly not include any matters arising out of facts and circumstances arising or accruing after the Effective Date, and shall not include any matters arising out of this Agreement.

3.2           Oxford Hold Harmless. Each of the Oxford Parties, for himself, herself, itself, their heirs, executors, administrators, successors, and assigns, hereby agrees to indemnify and hold harmless each of the SVI Parties, and their respective directors, officers, shareholders, affiliates, attorneys, agents, successors and assigns, from and against any and all claims of every nature and kind whatsoever relating to or arising out of the business of OxfordSVI, including any claims which any third party might have or might conceivably assert against any of the SVI Parties as result of the Stock Purchase Agreement or the conduct of the business of OxfordSVI and its predecessor SVI Hotel Corporation prior to the Effective Date (whether prior to or after the Closing under the Stock Purchase Agreement).

3.3           After Acquired Information. The Parties acknowledge that they may hereafter discover information, facts, or circumstances different from or in addition to those which they now know or believe to be true. This Agreement shall remain in full force and effect in all respects notwithstanding such discovery, and the Parties expressly accept and assume the risk of such possible additions to or differences from those facts now known or believed to be true.

3.4           Assignment of Released Claims. The Parties hereby covenant that none of the Released Claims has been assigned to any other person, and that no other person has any interest in any of the Released Claims. In the event any other person asserts any interest with respect to the Released Claims, then the Party breaching this covenant shall indemnify the Party against whom such claim is asserted for any and all damages, costs, and fees.

3.5           No Admission of Liability. Notwithstanding the terms and conditions of this Agreement, execution hereof shall in no manner or form constitute the admission of liability or responsibility of either Party in respect to the Disputes.

3.6           Independent Legal Counsel. The Parties to this Agreement warrant, represent, and agree that in executing this Agreement, they do so with full knowledge of the rights each may have with respect to the other Parties, and that each has received, or has had the opportunity to receive, independent legal advice as to these rights. Each of the Parties has executed this Agreement with full knowledge of these rights, and under no fraud, duress, or undue influence.

IV

TREATMENT OF SVI NOTES, WARRANTS, AND RELATED RIGHTS

4.1           Exchange Agreement. Concurrent with the execution of this Agreement, the SVI Sellers shall execute that certain Securities Exchange Agreement, attached hereto as Exhibit 4.1 and incorporated herein by reference (the “Exchange Agreement”).

 4.1.1.        Application. The SVI Sellers hereby agree to be bound by all applicable terms and conditions of the Exchange Agreement.

 4.1.2.        Conflicts. In the event of any conflict between this Agreement and the Exchange Agreement, the terms and conditions of the Exchange Agreement shall expressly control.

 4.1.3.        Breach. A material breach of the Exchange Agreement by OXMI shall be deemed a material breach of this Agreement as well up to and until such breach is cured, if at all, by OXMI.

4.2           SVI Notes. Each and all of the SVI Notes shall be converted as provided under the Exchange Agreement. Thereafter, the SVI Notes shall be deemed to have been “converted”, as that term is commonly defined in a business context, and of no further force and effect.

4.3           Warrants. Each and all of the Warrants shall be exercised as provided under the Exchange Agreement, which shall be on a “cash-less” basis, as that term is commonly defined in a business context. Thereafter, the Warrants shall be deemed to have been “exercised”, and of no further force and effect.

4.4           Board Observer Rights. The Board Observer rights granted to Healthcare under the Section 15.5 of the Stock Purchase Agreement shall remain in full force and effect through 31 December 2009. In all other respects, the provisions of Section 15.5 of the Stock Purchase Agreement shall remain unchanged.

V

AMENDMENT OF SERVICES AGREEMENT

5.1           Agreed Upon Changes and Terms. With regard to the Services Agreement, the Parties hereby agree to the following amendments and provisions:

    (a)           As of July 1, 2007, the Parties agree that neither Party owes the other Party any amounts in regard to the Credit set forth in Section 5.6 of the Services Agreement or any other amounts under the Services Agreement, except to the extent of the Credit set forth in subsection (b) below.

    (b)           From and after July 1, 2007, the available Credit under Section 5.6 shall be Seven Hundred Fifty Thousand Dollars ($750,000), which may be used as follows:

 (i)            A maximum of One Hundred Fifty Hundred Thousand Dollars ($150,000) of the Credit may be applied after the Effective Date up to and until December 31, 2007.

 (ii)           A maximum of Two Hundred Fifty Hundred Thousand Dollars ($250,000) of the Credit may be applied during calendar year 2008.

 (iii)          A maximum of Two Hundred Fifty Hundred Thousand Dollars ($250,000) of the Credit may be applied during calendar year 2009.

 (iv)          The remainder, including rollover amounts pursuant to clause (v), below, (but not to exceed Two Hundred Fifty Thousand Dollars ($250,000)) of the Credit may be applied during calendar year 2010.

 (v)           To the extent that any portion of the available Credit for a specific calendar year is not exhausted in that calendar year, the unused portion shall “roll-over” to future calendar years, although the amount of Credit used in any successive year shall not exceed Two Hundred Fifty Thousand Dollars ($250,000).

 (vi           Any portion of the Credit remaining after December 31, 2010 may be applied in the same fashion under the Services Agreement through and until December 31, 2012, and again subject to the same yearly limitation of Two Hundred Fifty Thousand Dollars ($250,000).

 (vii)          To the extent that the full amount of the Credit is not exhausted by December 31, 2012, there shall be no further carry-over and no further payment or Credit available or due.

 (c)           The cost for all Field Services provided under the Services Agreement pursuant to the Field Service Support Agreement, which is attached as an Exhibit to the Services Agreement, shall be determined on a “most favored nation status”; the prices charged for Field Service Support will be no less favorable in any material respect than the fees or prices charged to any other customer entering into an agreement with the Oxford Parties with respect to Field Service Support, such that the price charged to SVI Parties will be the lower of the prices set forth in the Field Service Support Agreement (if applicable) and the prices charged to any other customer. Should the Oxford Parties enter into an agreement with another customer (other than an Affiliate of the Oxford Parties) providing more favorable prices for some or all of said services, then the price charged Healthcare will be automatically amended to provide the same more favorable prices. The Oxford Parties shall give Healthcare at least sixty (60) days’ notice of any price increases to be effective after December 31, 2008.

 (d)           Subject to the limitations set forth above and in the Sublease, the Credit may be used against any amounts due from Healthcare under the Services Agreement, except that the Credit may not be used against any purchases of new tangible assets purchased specifically at the request of Healthcare.

 (e)           The dispute resolution and notice provisions of the Services Agreement shall be modified as set forth in Sections 7.5, 7.13 and 7.15 of this Agreement.

5.2           Remaining Terms and Conditions. Except as specifically amended by this Agreement, each and every term, covenant, and condition contained in the original Services Agreement shall persist and remain in full force and effect.

VI

AMENDMENT OF SUBLEASE

6.1           Agreed Upon Changes and Provisions. With regard to the Sublease, the Parties hereby agree to the following amendments and provisions:

 (a)           Pursuant to Section 5.5 of the Sublease, the Credit may be used for the payment of all amounts due under the Sublease, except that no more than Five Thousand Dollars ($5,000) per month may be applied from the Credit against the payment of utilities, common area maintenance expenses, and maintenance supplies. The availability of the Credit to be applied under the Sublease shall survive the termination of the Services Agreement, but in no event later than December 31, 2012.

 (b)           The Term of the Sublease shall be contemporaneous with the occupancy of the Premises by any of the Oxford Parties, terminable at any time by Healthcare upon 90-days advance written notice, unless the Sublease is terminated earlier due to the breach of the Agreement by Healthcare.

 (c)           The dispute resolution and notice provisions of the Sublease shall be modified as set forth in Sections 7.5, 7.13 and 7.15 of this Agreement.

6.2           Remaining Terms and Conditions. Except as specifically amended by this Agreement, each and every term, covenant, and condition contained in the original Sublease shall persist and remain in full force and effect.

VII

ADDITIONAL PROVISIONS

7.1           Executed Counterparts. This Agreement may be executed in any number of counterparts, all of which when taken together shall be considered one and the same agreement, it being understood that all Parties need not sign the same counterpart. In the event that any signature is delivered by fax or by e-mail delivery of a “.pdf” or comparable format data file, such signature shall create a valid and binding obligation of the Party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof. Each of the Parties hereby expressly forever waives any and all rights to raise the use of a fax machine or e-mail to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a fax machine or e-mail, as a defense to the formation of a contract.

7.2           Successors and Assigns. Except as expressly provided in this Agreement, each and all of the covenants, terms, provisions, conditions and agreements herein contained shall be binding upon and shall inure to the benefit of the successors and assigns of the Parties hereto.

7.3           Article and Section Headings. The article and section headings used in this Agreement are inserted for convenience and identification only and are not to be used in any manner to interpret this Agreement.

7.4           Severability. Each and every provision of this Agreement is severable and independent of any other term or provision of this Agreement. If any term or provision hereof is held void or invalid for any reason by a court of competent jurisdiction, such invalidity shall not affect the remainder of this Agreement.

7.5           Governing Law. This Agreement shall be governed by the laws of the State of New York, without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

7.6           Entire Agreement. This Agreement, and all references, documents, or instruments referred to herein, contains the entire agreement and understanding of the Parties hereto in respect to the subject matter contained herein. The Parties have expressly not relied upon any promises, representations, warranties, agreements, covenants, or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes any and all prior written or oral agreements, understandings, and negotiations between the Parties with respect to the subject matter contained herein.

7.7           Additional Documentation. The Parties hereto agree to execute, acknowledge, and cause to be filed and recorded, if necessary, any and all documents, amendments, notices, and certificates which may be necessary or convenient under the laws of the State of Illinois.

7.8           Attorney’s Fees. If any legal action (including arbitration) is necessary to enforce the terms and conditions of this Agreement, the prevailing Party shall be entitled to costs and reasonable attorney’s fees.

7.9           Amendment. This Agreement may be amended or modified only by a writing signed by all Parties.

7.10         Remedies.  The remedies of the Parties under this Agreement are cumulative and shall not exclude any other remedies to which any person may be lawfully entitled.

7.11         Waiver. No failure by any Party to insist on the strict performance of any covenant, duty, agreement, or condition of this Agreement or to exercise any right or remedy on a breach shall constitute a waiver of any such breach or of any other covenant, duty, agreement, or condition.

7.12         Assignability. This Agreement is not assignable by either Party without the expressed written consent of all Parties.

7.13         Notices. All notices, requests and demands hereunder shall be in writing and delivered by hand, by facsimile transmission, by e-mail, or by recognized commercial over-night delivery service (such as Federal Express, UPS, or DHL), and shall be deemed given as of the time and date reflected on the delivery receipt customary for such means of transmission, if one exists.

7.14         Time. All Parties agree that time is of the essence as to this Agreement.

7.15         Disputes. The Parties agree that the dispute resolution procedures (INCLUDING VENUE PROVISIONS AND WAIVERS OF JURY TRIAL, EACH OF WHICH IS SPECIFICALLY REAFFIRMED) set forth in Section 5.9 of the Exchange Agreement shall govern in the event of any disputes or controversies arising under this Agreement, the Exchange Agreement, the Services Agreement, the Sublease, or any other document executed in connection with the transactions contemplated hereby.

7.16         Provision Not Construed Against Party Drafting Agreement. This Agreement is the result of negotiations by and between the Parties, and each Party has had the opportunity to be represented by independent legal counsel of its choice. This Agreement is the product of the work and efforts of all Parties, and shall be deemed to have been drafted by all Parties. In the event of a dispute, no Party hereto shall be entitled to claim that any provision should be construed against any other Party by reason of the fact that it was drafted by one particular Party.

7.17         Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof as if set out in full herein.

7.18         Recitals. The facts recited in Article II, above, are hereby conclusively presumed to be true as between and affecting the Parties.

7.19         Consents, Approvals, and Discretion. Except as herein expressly provided to the contrary, whenever this Agreement requires consent or approval to be given by a Party, or a Party must or may exercise discretion, the Parties agree that such consent or approval shall not be unreasonably withheld, conditioned, or delayed, and such discretion shall be reasonably exercised.  Except as otherwise provided herein, if no response to a consent or request for approval is provided within ten (10) days from the receipt of the request, then the consent or approval shall be presumed to have been given.

7.20         No Third Party Beneficiaries.  This Agreement has been entered into solely by and between the Parties, solely for their benefit. There is no intent by either Party to create or establish a third party beneficiary to this Agreement, and no such third party shall have any right to enforce any right, claim, or cause of action created or established under this Agreement.

7.21         Best Efforts. The Parties shall use and exercise their best efforts, taking all reasonable, ordinary and necessary measures to ensure an orderly and smooth relationship under this Agreement, and further agree to work together and negotiate in good faith to resolve any differences or problems which may arise in the future.

7.22         Definitional Provisions. For purposes of this Agreement, (i) those words, names, or terms which are specifically defined herein shall have the meaning specifically ascribed to them; (ii) wherever from the context it appears appropriate, each term stated either in the singular or plural shall include the singular and plural; (iii) wherever from the context it appears appropriate, the masculine, feminine, or neuter gender, shall each include the others; (iv) the words “hereof”, “herein”, “hereunder”, and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, and not to any particular provision of this Agreement; (v) all references to designated “Articles”, “Sections”, and to other subdivisions are to the designated Articles, Sections, and other subdivisions of this Agreement as originally executed; (vi) all references to “Dollars” or “$” shall be construed as being United States dollars; (vii) the term “including” is not limiting and means “including without limitation”; and, (viii) all references to all statutes, statutory provisions, regulations, or similar administrative provisions shall be construed as a reference to such statute, statutory provision, regulation, or similar administrative provision as in force at the date of this Agreement and as may be subsequently amended.

[Signature Page Follows]

V

EXECUTION

IN WITNESS WHEREOF, this SETTLEMENT AND AMENDMENT AGREEMENT has been duly executed by the Parties and shall be effective as of and on the Effective Date set forth in Article I of this Agreement. Each of the undersigned Parties hereby represents and warrants that it (i) has the requisite power and authority to enter into and carry out the terms and conditions of this Agreement, as well as all transactions contemplated hereunder; and, (ii) it is duly authorized and empowered to execute and deliver this Agreement.

OXMI:	OXFORDSVI:

OXFORD MEDIA, INC.,	OXFORDSVI, INC.,
a Nevada corporation	an Illinois corporation

BY: __________________________	BY: __________________________
NAME: _______________________	NAME: _______________________
TITLE: _______________________	TITLE: _______________________
DATED: ______________________	DATED: ______________________

HEALTHCARE:	GLAZER:

SVI HEALTHCARE, INC.,
an Illinois corporation	__________________________
JAY M. GLAZER
DATED: ______________________
BY: __________________________
NAME: _______________________
TITLE: _______________________	__________________________
DATED: ______________________	MARSHA S. GLAZER
DATED: ______________________

OWENS TRUST:	RUBENSTEIN:
THE MARITAL TRUST UNDER THE
RICHARD L. OWENS TRUST DATED	__________________________
NOVEMBER 24, 1992	ANDREW RUBENSTEIN
DATED: ______________________

BY: __________________________
NAME: _______________________
TITLE: _______________________
DATED: ______________________